EXHIBIT 27L

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-101955 on Form N-4 of our report dated April 16, 2025, relating to the financial statements and financial highlights of the individual Sub-Accounts which comprise Talcott Resolution Life and Annuity Insurance Company Separate Account Seven, appearing in the N-VPFS. We also consent to the reference to us under the heading "Experts" in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Hartford, Connecticut
April 21, 2025

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement No. 333-101955 on Form N-4 of our report dated April 3, 2025, relating to the statutory-basis financial statements of Talcott Resolution Life and Annuity Insurance Company, appearing in the N-VPFS for the year ended December 31, 2024. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP
Hartford, Connecticut
April 21, 2025